Exhibit 3.4

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SONIC AUTOMOTIVE, INC.

Sonic Automotive, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:The name of the Corporation is Sonic Automotive, Inc.

SECOND:This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and the Amended and Restated Certificate of Incorporation of the Corporation.

THIRD:This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly approved by the required vote of the stockholders of the Corporation at the annual meeting of stockholders duly called and held on April 18, 2017, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

FOURTH:The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 4.04(b) thereof in its entirety and inserting the following as Section 4.04(b):

“(b)If the total number of shares of Common Stock held by members of the Smith Group is less than 15% of the total number of shares of Common Stock outstanding, all of the outstanding shares of Class B Common Stock shall automatically be deemed converted to Class A Common Stock.

A member of the Smith Group consists of the following persons:

(i)Mr. O. Bruton Smith and his guardian, conservator, committee or attorney in fact;

(ii)Mr. William S. Egan and his guardian, conservator, committee or attorney in fact;

(iii)each lineal descendant of Messrs. Smith and Egan (each, a “Descendant”) and their respective guardians, conservators, committees or attorneys in fact;

(iv)	each Family Controlled Entity (as hereinafter defined).

The term “Family Controlled Entity” means:

(i)any not for profit corporation if at least 80% of its Board of Directors is composed of Mr. Smith, Mr. Egan and/or Descendants;

(ii)any other corporation if at least 80% of the value of its outstanding equity is owned by members of the Smith Group;

(iii)any partnership if at least 80% of the value of the partnership interests are owned by members of the Smith Group;

(iv)any limited liability or similar company if at least 80% of the value of the company is owned by members of the Smith Group; and

(v)any trust if (A) at least 80% of the current beneficiaries of the trust are members of the Smith Group or (B) members of the Smith Group have sole dispositive power and sole voting power with respect to at least 80% of the shares of Class B Common Stock held by the trust.

Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a member of the Smith Group.  In the event of foreclosure or other similar action by the pledgee, such pledged shares shall automatically, without any act or deed on the part of the Corporation or any other person, be deemed converted into shares of Class A Common Stock unless within five (5) business days after such foreclosure or similar event such pledged shares are returned to the pledger or transferred to a member of the Smith Group.  The foregoing provisions of this paragraph shall not be deemed to restrict or prevent any transfer of such shares by operation of law upon incompetence, death, dissolution or bankruptcy of any Class B Stockholder or any provision of law providing for, or judicial order of, forfeiture, seizure or impoundment.”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 18th day of April, 2017.

SONIC AUTOMOTIVE, INC.

By:  /s/ STEPHEN K. COSS

Name:Stephen K. Coss

Title:Senior Vice President,

General Counsel and Secretary